Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES APPOINTMENT OF CHIEF ACCOUNTING OFFICER

September 29, 2014 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) today announced the hire and appointment of Trisha M. Gerber as Chief Accounting Officer to serve in a senior executive capacity.
Ms. Gerber adds 15 years of accounting and financial planning and reporting expertise and experience to SAE’s strong operational and industry-focused senior management team. After serving in a senior audit capacity at Arthur Anderson, Ms. Gerber joined BMC Software and subsequently, INX, Inc. and Atwood Oceanics, Inc., to assist with the implementation and management of various corporate accounting and financial reporting functions. Ms. Gerber earned her BS in Accounting and MBA from the University of Texas and is a licensed Certified Public Accountant.
Brian Beatty, President and CEO of SAE, commented, “We are very pleased to have Ms. Gerber join the SAE team and further develop our public company framework and infrastructure as we transition from a private company model. With over a decade of public company experience, Ms. Gerber will manage our overall corporate accounting and financial reporting functions in addition to directing and overseeing the enhancement of our accounting and finance divisions. We believe that Ms. Gerber, in conjunction with our existing accounting and finance teams, has the experience, background and knowledge to implement the processes, systems and controls necessary to ensure seamless financial reporting in the future.”
About SAExploration Holdings, Inc.
SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, Southeast Asia and Africa. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths up to 5,000 feet, SAE offers a full suite of logistical support and in-field processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, including major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.

The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.
Forward Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," "will," "should" and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Capital Markets & Investor Relations
(281) 258-4409
rabney@saexploration.com

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